Exhibit 1.01

Manitex International, Inc.

Conflict Minerals Report

For The Year Ended December 31, 2018

Introduction and Summary

This report for the year ended December 31, 2018 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the Rule). The Rule was adopted by the Securities and Exchange Commission (“SEC”) and imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. The term “conflict minerals” is defined in Section 13(p) as (A) cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, as limited by the Rule, tin, tantalum, tungsten, and gold (“3TG”); or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of Congo (“DRC”) or any adjoining country that shares an internationally recognized border with the DRC (collectively referred to as the “Covered Countries”).Manitex International has reason to believe that some of the 3TGs present in their supply chain may have originated in the Covered Countries. We are unable with absolute assurance to determine the origin of the 3TG in our products and therefore cannot exclude the possibility that some may have originated in the Covered Countries. For that reason, we are required under the Rule to submit to the SEC a Conflict Minerals Report (CMR) as an Exhibit to Form SD.

Caution Concerning Forward-Looking Statements

Certain statements in this report may be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” and “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by federal securities laws.

1. Company & Product Overview

The Company is a leading provider of engineered lifting solutions. The Company reports in a single business segment and has five operating segments. The Company designs, manufactures and distributes a diverse group of products that serve different functions and are used in a variety of industries.

Manitex, Inc. (“Manitex”) markets a comprehensive line of boom trucks, truck cranes and sign cranes. Manitex’s boom trucks and crane products are primarily used for industrial projects, energy exploration and infrastructure development, including roads, bridges and commercial construction.

Badger Equipment Company (“Badger”) is a manufacturer of specialized rough terrain cranes and material handling products. Badger primarily serves the needs of the construction, municipality and railroad industries.

PM Oil and Steel S.p.A. (“PM” or “PM Group”), formerly known as PM Group S.p.A., is a leading Italian manufacturer of truck- mounted hydraulic knuckle boom cranes with a 50-year history of technology and innovation, and a product range spanning more than 50 models. PM is also a manufacturer of truck-mounted aerial platforms with a diverse product line and an international client base.

Manitex Valla S.r.L. (“Valla”) produces a full range of precision pick and carry industrial cranes using electric, diesel, and hybrid power options. Its cranes offer wheeled or tracked, and fixed or swing boom configurations, with special applications designed specifically to meet the needs of its customers. These products are sold internationally through dealers and into the rental distribution channel.

Manitex Sabre, Inc. (“Sabre”), which is located in Knox, Indiana, manufactures a comprehensive line of specialized mobile tanks for liquid and solid storage and containment solutions with capacities from 8,000 to 21,000 gallons. Its mobile tanks are sold to specialized independent tank rental companies and through the Company’s existing dealer network. The tanks are used in a variety of end markets such as petrochemical, waste management and oil and gas drilling.

Crane and Machinery, Inc. (“C&M”) is a distributor of the Company’s products as well as Terex Corporation’s (“Terex”) rough terrain and truck cranes. Crane and Machinery Leasing, Inc. (“C&M Leasing”) rents equipment manufactured by the Company as well as a limited amount of equipment manufactured by third parties. Although C&M is a distributor of Terex rough terrain and truck cranes, C&M’s primary business is the distribution of products manufactured by the Company.

This report has been prepared by management of Manitex International, Inc. (herein referred to as “Manitex International,” the “Company,” “we,” “us,” or “our”). The information includes the activities of all majority-owned subsidiaries, except as may be noted above.

Our Conflict Minerals Policy can be found on the Manitex International website (http://www.manitexinternational.com/indexm.aspx) under the Investor Relations heading “Code of Ethics” and at: https://www.manitexinternational.com/codeofethics.aspx.

2. Description of RCOI

Manitex International’s reasonable country of origin inquiry (RCOI) employed a combination of measures to determine whether the necessary 3TGs in Manitex International’s products originated from the Covered Countries. Manitex International’s primary means of determining country of origin of necessary 3TGs was by conducting a supply chain survey with direct in-scope suppliers using the RBA-GeSI conflict minerals reporting template (“CMRT”), version 5.11 or higher.

Manitex International, Inc. designs, manufactures and markets a portfolio of highly engineered and customizable lifting equipment, spanning boom truck, telescopic, rough terrain and industrial cranes, and mobile liquid and solid containment solutions, including parts support for all products. C&M is a distributor of Terex rough terrain and truck cranes as well as Manitex’s own products. C&M offers equipment repair services in the Chicago area and supplies repair parts for a wide variety of medium to heavy duty construction equipment both domestically and internationally. C&M Leasing rents equipment manufactured by the Company as well as equipment manufactured by third parties.

To compile a list of suppliers to be contacted for our conflict minerals survey process, in 2013, Manitex International identified well over two thousand potential suppliers supporting our various segments and providing thousands of parts from fully assembled flatbed trucks, which we build our cranes on, to prefabricated steel booms and components as well as hundreds of other parts such as electronic components, electrical wiring, lighting, computers, and other smaller parts which may be integral to the operation and functioning of our completed products. As it is expected that some of our components could contain one or more of the 3TG minerals, it was decided to conduct a survey of all our production related suppliers.

In 2018, Manitex International continued their scoping process of the listing of suppliers from each of its subsidiaries. This list was filtered to remove service providers and any non-product related suppliers.

This process allowed Manitex International to compile a list of 366 suppliers across our various different divisions. The process helped to ensure that all suppliers surveyed provided items to Manitex International that were used in final products in the year 2018. Once the filtering was completed, Manitex International populated the list with contact information and then provided to Assent Compliance for upload to their Assent Compliance Manager SaaS (Software as a Solution) system.

It was deemed appropriate to not further filter this list based on the necessity of the presence of 3TGs in the product as Manitex International could not definitively determine the presence or absence of 3TGs in all parts supplied to them for their products. As part of the CMRT, question 1 allows for further analysis of the supplier, as it asks suppliers whether any of the 3TGs are necessary to the functionality or production of their products. Assent conducts additional analysis of the supply chain and, combined with supplier feedback, suppliers provided a response that allowed Assent and Manitex International to remove these suppliers from the scope of the conflict minerals analysis. The factors considered in Assent’s secondary analysis and the information provided that removed these suppliers from scope include:

•	The product they supply is packaging. (Labels do not count as packaging)

•	Parts that do not end up in the final product. (This includes equipment used to make the product but is not a part of the actual product itself. i.e. Industrial equipment, computers etc.)

•	Test Labs (i.e. Providers that test the resistance or durability of a product).

•	Service Providers (i.e. any supplier that provides a service but not an actual physical part).

•	Any supplier who has not supplied anything to Manitex International in the last 2 years.

During the supplier survey, suppliers were contacted via the Assent Compliance Manager, a SaaS platform that enables its users to complete and track supplier communications as well as allow suppliers to upload completed CMRTs directly to the platform for risk assessment and management. Non-responsive suppliers were contacted a minimum of 3 times by the Assent Compliance Manager and then were also managed by the Assent Compliance Support team in one on one communications.

Assent communications includes training and education on the completion of the CMRT to alleviate any confusion with suppliers. As an improvement to our program, for 2018 we continued to utilize Assent’s Learning Management System, Assent University, and provided all in-scope suppliers access to their Conflict Minerals training course. All suppliers are encouraged to complete all modules within this course. All communications were monitored and tracked in Assent’s system for future reporting and transparency.

Using Assent, we maintained our automated data validation practices on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data validation is based on:

•	Questions 1 and 2 are minimum requirements for the CMRT

•

If suppliers state (via Q1 and Q2) that their products do not contain 3TGs necessary to the function or production of said products then no further information is required and no further data validation is completed.

•	Question 3 – Do any of your 3TGs originate from the covered countries?

•	Any supplier that has any 3TGs from the covered countries, even 1 positive response from their supply chain must answer yes.

•	Question 4– is 100% of the 3TG in question from a recycled source?

•	Question 5 – Have you received info from all relevant 3TG Suppliers?

•	If you are not at 100%, then you can’t make definitive statements for Questions 3, 4 and 6

•	Question 6 – Have you identified all your Smelters?

•	If the answer here is yes, then question 5 must be yes. This also impacts question 3.

All submitted forms are accepted and classified as valid or invalid (incorrect) so that data is still retained. Suppliers are contacted in regards to invalid forms and are encouraged to resubmit a valid (corrected) form. As of May 3rd, 2019, there were 4 invalid supplier submissions.

Based on the RCOI, we had reason to believe that some of the 3TGs may have originated from the Covered Countries, therefore, in accordance with the Rule, performed due diligence on the source and chain of custody of the conflict minerals in question.

3. Due Diligence Process

Design of Due Diligence

Our due diligence measures have been designed to conform, in all material respects, with the framework in T he Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance) and the related Supplements for gold and for tin, tantalum and tungsten. The Guidance identifies five steps for due diligence that should be implemented and provides guidance as to how to achieve each step. We developed our due diligence process to address each of these five steps.

Step 1: Establish Strong Company Management Systems

As described above, Manitex International, Inc. has adopted a company policy which is posted on our website at https://www.manitexinternational.com/codeofethics.aspx

Internal Compliance Team

Manitex International has established a management system for conflict minerals. Our management system includes a steering committee consisting of our Principal Financial Officer and our project leader (our Director of Internal Audit). The project sponsor is our Principal Financial Officer and our team consists of Purchasing and Production Managers from each of our subsidiaries and is supplemented by Assent Compliance. The team is responsible for implementing our conflict minerals compliance strategy and is led by our Director of Internal Audit who acts as the executive conflict minerals program manager. Senior management is briefed about the results of our due diligence efforts periodically.

Control Systems

Controls include, but are not limited to, our Code of Ethics which outlines expected behaviors for all Manitex International’s employees and suppliers. A supplier conflict minerals contract clause is included in our Code of Ethics Policy. We rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us – including sources of 3TG that are supplied to them from lower tier suppliers.

Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have, through Assent, provided education on the Conflict Minerals regulation as well as the expectations of the law and for a continued business relationship, leveraged the existing communications within the company, specifically procurement to encourage their interactions with Assent as well as understand the requirement for completion.

In addition, our procurement Purchase Order terms and conditions include Conflict Minerals compliance requirements. Feedback from this engagement has allowed us to enhance the training, focus and adapt it to each user’s needs. It has also allowed for our supplier communications to be more focused and ensure expectations are clear.

Grievance Mechanisms

We have multiple longstanding grievance mechanisms whereby employees and suppliers can report violations of Manitex International’s policies. Manitex International is committed to supporting responsible sourcing of conflict minerals. As an international company it is our responsibility to create a framework within our corporate structure as to comply with Conflict Mineral reporting rules of section 1502 of the Dodd-Frank Act.

Any Covered Person (any employee of Manitex International and its operating subsidiaries) who becomes aware of a violation or potential violation of this policy must promptly report that information to a supervisor, or to a Board member or via our AlertLine communication system. AlertLine can be accessed on the Internet at http://manitexinternational.alertline.com or by calling 1-877-874-8416 (toll free).

Maintain Records

We have adopted a policy to retain relevant documentation. Documentation will be retained for a period of 5 years. Our Service Provider (Assent Compliance) retains conflict minerals related documents, including supplier responses to CMRTs. This information is stored in a database hosted by our Service Provider.

Step 2: Identifying and Assessing Risks in Our Supply Chain.

In accordance with OECD Guidance, it is important to understand risk levels associated with conflict minerals in the supply chain. Risks are identified automatically in the Assent Compliance Manager system based on criteria established for supplier responses in the system. These risks are addressed by Assent Compliance Supply Chain staff and members of our Conflict Minerals team internally, who contact the supplier, gather pertinent data and perform an assessment of the supplier’s conflict minerals status.

The primary risk we identified with respect to the reporting period ended December 31st, 2018 related to the nature of the responses received. Many the responses received provided data at a company or divisional level or were unable to specify the smelters or refiners used for 3TG in the components supplied to the Company.

Smelters not being certified DRC-Conflict Free pose a significant risk to the supply chain. Certain of the responses provided by suppliers to the CMRT included the names of facilities listed by the suppliers as smelters or refiners. We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. Assent compared these facilities listed in the responses to the list of smelters and refiners maintained by the Responsible Minerals Initiative (“RMI”) and, if a supplier indicated that the facility was certified as “Conflict-Free,” confirmed that the name was listed by RMI. As of May 3rd, 2019, we have validated 318 smelters or refiners and are working to validate the additional smelter/refiner entries from the submitted CMRTs. Due to the provision of primarily supplier-level CMRTs, we cannot definitively determine their connection to the Covered Products.

In the Assent Compliance Manager (the software used in conjunction with the services of our third party service provider), each facility that meets the RMI definition of a smelter or refiner of a 3TG is assigned a risk of High, Medium and Low; this Risk rating is generated based on 5 scoring criteria:

•	Responsible Minerals Assurance Process (RMAP) audit status

•	Geographic proximity to the DRC and covered countries

•	Known or plausible evidence of unethical or conflict sourcing

•	Credible evidence of unethical or conflict sourcing;

•	Peer Assessments conducted by credible third-party sources.

As part of our risk management plan under the OECD Guidance, when facilities with red flags were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities are initiated. Through Assent Compliance, submissions that include any red flag facilities immediately produce a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to Manitex International, and escalating up to removal of these red flag smelters from their supply chain.

Additionally, suppliers are evaluated on program strength, further assisting in identifying risk in the supply chain. At this stage in Conflict Minerals compliance it is well-known that many companies are in the middle of the process and do not have many answers beyond “unknown”. It has been decided that penalizing or failing them for working through the process is likely not the best approach for the initial years of compliance, it does not meet the goals or spirit of the Rule, however evaluating and tracking the strength of the program does meet the OECD expectation.

Due Diligence Guidelines can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the programs are:

A.	Have you established a conflict minerals sourcing policy?

E.	Have you implemented due diligence measures for conflict-free sourcing?

G	Do you review due diligence information received from your suppliers against your company’s expectations?

H.	Does your review process include corrective action management?

When suppliers meet or exceed these criteria (Yes to at least A, E, G and H), they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program. This program categorization can be used in conjunction with other risk assessment factors to enable Manitex International to properly assess supplier relationships as needed to ensure compliance and risk mitigation. As of May 3rd, 2019, 25 suppliers were identified as having a weak program.

We believe that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the 3TGs in our Covered Products, including (1) seeking information about 3TG smelters and refiners in our supply chain through requesting that our suppliers complete the CMRT, (2) verifying those smelters and refiners with the expanding RMI lists, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable.

Step 3: Design and Implement a Strategy to Respond to Risks

Together with Assent, we developed processes to assess and respond to the risks identified in our supply chain. In response to this risk assessment, the Company has a risk management plan, through which the conflict minerals program is implemented, managed, and monitored. As the program progresses, escalations are sent to nonresponsive suppliers to outline the importance of a response via CMRTs and to outline the required cooperation for compliance to the Conflict Minerals rules. We engage any of our suppliers whom we have reason to believe are supplying us with 3TGs from sources that may support conflict in the Covered Countries to establish an alternative source of 3TG that does not support such conflict, as provided in the OECD Guidance.

Step 4: Carry Out Independent Third Party Audit of Supply Chain Due Diligence

We do not have a direct relationship with any 3TG smelters or refiners and do not perform or direct audits of these entities within our supply chain. Instead, we rely on third-party audits of smelters and refiners conducted as part of RMAP, which uses independent private sector auditors to audit the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program.

Step 5: Publicly Report on Supply Chain Due Diligence

We have published our Form SD for the year ended December 31, 2018 and this report on our website at https://www.manitexinternational.com/sec_filings.aspx

4. Due Diligence Results

Survey Results

For the 2018 Reporting Year, 56% of Manitex International’s suppliers have responded to the supply chain survey via the CMRT, version 5.11 or higher. During the RCOI, responses were received that deemed 77 suppliers surveyed could be placed out of scope. These suppliers were excluded from our final response rate. The increase in the out of scope suppliers from FY2017 to FY2018 may be attributable to several factors: 1) the sale of two (2) Manitex divisions in 2016/2017, 2) new vendors/suppliers, and 3) cost cutting to reduce inventory levels where possible therefore no longer using these vendors. Of the received CMRTs, 54% were considered valid. A little over 1% of received CMRTs were considered invalid. Manitex International continues to review its vendor lists and is working with the suppliers to increase the valid response rates.

The large majority of the responses received provided data at a company or divisional level or, as described above, were unable to specify the smelters or refiners used for components supplied to Manitex International. We are therefore unable to determine whether the 3TGs reported by the suppliers were contained in components or parts supplied to us. Furthermore, suppliers did not always provide smelter lists nor were the smelter lists consistently completed with smelter identification numbers and therefore we were unable to validate that any of these smelters or refiners are actually in our supply chain.

Smelters and Refiners

Certain of the responses provided by suppliers to the CMRT included the names of facilities listed by the suppliers as smelters or refiners. We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. Assent compared these facilities listed in the responses to the list of smelters maintained by the Responsible Minerals Initiative (“RMI”) and, if a supplier indicated that the facility was certified as “Conflict-Free,” confirmed that the name was listed by RMI. As of May 3rd, 2019, we have validated 318 smelters or refiners and are working to validate additional smelter/refiner entries from the submitted CMRTs. Of these 318, 254 are certified to be compliant to RMAP conflict-free protocols. Attached at Appendix A, is a full list of all legitimate smelters or refiners that have been declared by our suppliers. Due to the submission of mostly company-level responses, we are not able to determine if all facilities listed can actually be linked to any Manitex products.

As noted above, the current efforts focus on gathering smelter information via the CMRT and, as the program progresses, requiring full completion of all necessary smelter identification information which will enable the validation and disclosure of the smelters as well as the tracing of the 3TGs to their location of origin. Seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain.

5. Steps to be taken to mitigate risk

Our conflict minerals program will continue to focus on vetting smelter and refiner data including:

•	Requiring the use of the smelter identification numbers. Supplier responses will not be considered complete without identification numbers.

•

Suppliers will also be requested to inform Manitex, through Assent, of the correlation between these smelters or refiners and the products and parts they supply to Manitex International and its in-scope divisions.

•	A comparison of the facilities identified to the RMI list of smelters.

•	Efforts to determine mine or location of origin.

We also intend to take the following steps to enhance the due diligence conducted to further mitigate any risk that the necessary 3TGs in our products could benefit armed groups in the Covered Countries:

•	Continue to include a conflict minerals flow-down clause in new or renewed supplier contracts. We will reemphasize this requirement with our Purchasing Agents.

•	Continue to engage with suppliers and direct them to training resources to attempt to increase the response rate and improve the content of the supplier survey responses.

•

Engage any of our suppliers found to be supplying us with 3TGs from sources that directly or indirectly finance armed conflict in the Covered Countries to determine if an alternative source of 3TGs can be found that do not support such armed conflict.

Appendix A

Potential Smelters and Refiners List

This list includes all of the smelters and refiners listed by our suppliers in their completed CMRTs that appear on the lists of smelters maintained by the RMI. Since most of the CMRTs we received from our suppliers were made on a company or division level basis, rather than on a product-level basis, we are not able to identify which smelters or refiners listed below actually processed the 3TGs contained in our products. Therefore, our list of processing smelters and refiners disclosed here may contain more facilities than those that actually processed the conflict minerals contained in our products.

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID

Gold	8853 S.p.A.	ITALY	CID002763

Gold	Abington Reldan Metals, LLC	UNITED STATES	CID002708

Gold	Advanced Chemical Company	UNITED STATES	CID000015

Gold	African Gold Refinery	UGANDA	CID003185

Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019

Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041

Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058

Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077

Gold	Asahi Pretec Corp.	JAPAN	CID000082

Gold	Asahi Refining Canada Ltd.	CANADA	CID000924

Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920

Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103

Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850

Gold	Aurubis AG	GERMANY	CID000113

Gold	Bangalore Refinery	INDIA	CID002863

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128

Gold	Boliden AB	SWEDEN	CID000157

Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176

Gold	Caridad	MEXICO	CID000180

Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185

Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189

Gold	Chimet S.p.A.	ITALY	CID000233

Gold	Chugai Mining	JAPAN	CID000264

Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343

Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867

Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348

Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362

Gold	Dowa	JAPAN	CID000401

Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359

Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515

Gold	Fujairah Gold FZE	UNITED ARAB EMIRATES	CID002584

Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852

Gold	Geib Refining Corporation	UNITED STATES	CID002459

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909

Gold	Guangdong Jinding Gold Limited	CHINA	CID002312

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671

Gold	HeeSung	KOREA, REPUBLIC OF	CID000689

Gold	Heimerle + Meule GmbH	GERMANY	CID000694

Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773

Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801

Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807

Gold	Istanbul Gold Refinery	TURKEY	CID000814

Gold	Italpreziosi	ITALY	CID002765

Gold	Japan Mint	JAPAN	CID000823

Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927

Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956

Gold	Kazzinc	KAZAKHSTAN	CID000957

Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969

Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511

Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029

Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865

Gold	L’azurde Company For Jewelry	SAUDI ARABIA	CID001032

Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058

Gold	L’Orfebre S.A.	ANDORRA	CID002762

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093

Gold	Marsam Metals	BRAZIL	CID002606

Gold	Materion	UNITED STATES	CID001113

Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147

Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153

Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157

Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161

Gold	Mitsubishi Materials Corporation	JAPAN	CID001188

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509

Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857

Gold	Morris and Watson	NEW ZEALAND	CID002282

Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236

Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189

Gold	Nihon Material Co., Ltd.	JAPAN	CID001259

Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493

Gold	PAMP S.A.	SWITZERLAND	CID001352

Gold	Pease & Curren	UNITED STATES	CID002872

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362

Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397

Gold	PX Précinox S.A.	SWITZERLAND	CID001498

Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512

Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522

Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582

Gold	Republic Metals Corporation	UNITED STATES	CID002510

Gold	Royal Canadian Mint	CANADA	CID001534

Gold	SAAMP	FRANCE	CID002761

Gold	Sabin Metal Corp.	UNITED STATES	CID001546

Gold	Safimet S.p.A	Italy	CID002973

Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290

Gold	Sai Refinery	INDIA	CID002853

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555

Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562

Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777

Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736

Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756

Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761

Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153

Gold	Sudan Gold Refinery	SUDAN	CID002567

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798

Gold	SungEel HiTech	KOREA, REPUBLIC OF	CID002918

Gold	T.C.A S.p.A	ITALY	CID002580

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916

Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947

Gold	Tony Goetz NV	BELGIUM	CID002587

Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615

Gold	Torecom	KOREA, REPUBLIC OF	CID001955

Gold	Umicore Brasil Ltda.	BRAZIL	CID001977

Gold	Umicore Precious Metals Thailand	THAILAND	CID002314

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980

Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993

Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854

Gold	Valcambi S.A.	SWITZERLAND	CID002003

Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030

Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778

Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100

Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129

Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224

Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211

Tantalum	D Block Metals, LLC	UNITED STATES	CID002504

Tantalum	Exotech Inc.	UNITED STATES	CID000456

Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460

Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505

Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558

Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616

Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547

Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548

Tantalum	H.C. Starck Ltd.	JAPAN	CID002549

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550

Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512

Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842

Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506

Tantalum	KEMET Blue Metals	MEXICO	CID002539

Tantalum	KEMET Blue Powder	UNITED STATES	CID002568

Tantalum	LSM Brasil S.A.	BRAZIL	CID001076

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163

Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175

Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277

Tantalum	NPM Silmet AS	ESTONIA	CID001200

Tantalum	Power Resources Ltd.	MACEDONIA	CID002847

Tantalum	QuantumClean	UNITED STATES	CID001508

Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707

Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769

Tantalum	Taki Chemicals	JAPAN	CID001869

Tantalum	Telex Metals	UNITED STATES	CID001891

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508

Tin	Alpha	UNITED STATES	CID000292

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190

Tin	China Tin Group Co., Ltd.	CHINA	CID001070

Tin	CV Ayi Jaya	INDONESIA	CID002570

Tin	CV Dua Sekawan	INDONESIA	CID002592

Tin	CV Gita Pesona	INDONESIA	CID000306

Tin	CV Tiga Sekawan	INDONESIA	CID002593

Tin	CV United Smelting	INDONESIA	CID000315

Tin	CV Venus Inti Perkasa	INDONESIA	CID002455

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356

Tin	Dowa	JAPAN	CID000402

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572

Tin	EM Vinto	BOLIVIA	CID000438

Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448

Tin	Fenix Metals	POLAND	CID000468

Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555

Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA	CID003116

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760

Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105

Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500

Tin	Metallic Resources, Inc.	UNITED STATES	CID001142

Tin	Metallo Belgium N.V.	BELGIUM	CID002773

Tin	Metallo Spain S.L.U.	SPAIN	CID002774

Tin	Mineracao Taboca S.A.	BRAZIL	CID001173

Tin	Minsur	PERU	CID001182

Tin	Mitsubishi Materials Corporation	JAPAN	CID001191

Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517

Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337

Tin	Pongpipat Company Limited	MYANMAR	CID003208

Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309

Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503

Tin	PT Babel Inti Perkasa	INDONESIA	CID001402

Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406

Tin	PT Bangka Prima Tin	INDONESIA	CID002776

Tin	PT Bangka Serumpun	INDONESIA	CID003205

Tin	PT Bangka Tin Industry	INDONESIA	CID001419

Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421

Tin	PT Bukit Timah	INDONESIA	CID001428

Tin	PT DS Jaya Abadi	INDONESIA	CID001434

Tin	PT Inti Stania Prima	INDONESIA	CID002530

Tin	PT Karimun Mining	INDONESIA	CID001448

Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829

Tin	PT Menara Cipta Mulia	INDONESIA	CID002835

Tin	PT Mitra Stania Prima	INDONESIA	CID001453

Tin	PT Panca Mega Persada	INDONESIA	CID001457

Tin	PT Premium Tin Indonesia	INDONESIA	CID000313

Tin	PT Prima Timah Utama	INDONESIA	CID001458

Tin	PT Refined Bangka Tin	INDONESIA	CID001460

Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463

Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468

Tin	PT Sukses Inti Makmur	INDONESIA	CID002816

Tin	PT Sumber Jaya Indah	INDONESIA	CID001471

Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477

Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482

Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490

Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478

Tin	PT Tommy Utama	INDONESIA	CID001493

Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706

Tin	Rui Da Hung	TAIWAN	CID001539

Tin	Soft Metais Ltda.	BRAZIL	CID001758

Tin	Super Ligas	Brazil	CID002756

Tin	Thaisarco	THAILAND	CID001898

Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574

Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158

Tin	Yunnan Tin Company Limited	CHINA	CID002180

Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004

Tungsten	ACL Metais Eireli	BRAZIL	CID002833

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218

Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542

Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769

Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649

Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316

Tungsten	Kennametal Fallon	UNITED STATES	CID000966

Tungsten	Kennametal Huntsville	UNITED STATES	CID000105

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319

Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845

Tungsten	Niagara Refining LLC	UNITED STATES	CID002589

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889

Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724

Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044

Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095